                                                                   EXHIBIT 10.17


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is made by and among Landacorp, Inc. (the "Company"), Eugene Santa Cattarina ("Cattarina") and Michael S. Miele ("Miele"), Christopher C. Synn ("Synn"), James W. Tiepel ("Tiepel"), Richard Sweeney ("R. Sweeney"), Stephen Brooks ("Brooks"), Mary Dean ("Dean"), Ian Duncan ("Duncan"), Percival Herrero ("Herrero"), John Burke ("Burke"), Arthur Robb ("Robb"), Anne Forbes ("Forbes"), Virginia O'Shea ("O'Shea"), Lucia Egoavil ("Egoavil"), Thomas Sweeney ("T. Sweeney"), and Bradley Green ("Green") (collectively referred to hereinafter as the "PatientCentrix Parties").

         WHEREAS, certain of the PatientCentrix Parties entered into an Agreement and Plan of Merger By and Among the Company, CDMS Acquisition Corp., PatientCentrix, Inc. ("PatientCentrix"), Miele, Synn, and Tiepel, dated October 31, 2000 ("Merger Agreement");

         WHEREAS the Merger Agreement provided for certain contingent payments to be made to certain of the PatientCentrix Parties (the "Earn Out");

         WHEREAS, a Merger of the Company and PatientCentrix (the "Merger") resulted from the aforementioned Agreement and Plan of Merger;

         WHEREAS, certain disputes have arisen relating to the Merger Agreement and the calculation and payment of the Earn Out, in the course of which the Company has asserted, inter alia, that the Earn Out is properly calculated at $77,096.00, while Miele has asserted that the Earn Out should be calculated at a greater amount, and has also asserted other claims related to the Merger Agreement and the Earn Out; and

         WHEREAS, the parties hereto, for themselves and their respective heirs, successors, assigns, agents, representatives, affiliates, subsidiaries, officers, directors, divisions, predecessor and successor corporations, and any person or entity claiming by or through any of them have mutually agreed to settle such disputes as provided herein;

         NOW THEREFORE, in consideration of the mutual promises made herein, the parties hereto hereby agree as follows:

         1.       Consideration.

                  (a) Settlement of Earn Out Claims. The parties hereto acknowledge that there is a bona fide dispute among them as to the amount of the Earn Out and the performance by the Company of its obligations under the Merger Agreement in connection therewith. In full settlement of such disputes and in full payment of the Earn Out, the Company has agreed to pay to the PatientCentrix Parties a sum of up to $400,000 as provided herein. In accordance with the Allocation Schedule set forth in the Merger Agreement and attached hereto as Exhibit A, all PatientCentrix Parties who have executed this Agreement as of the Effective Date shall be paid their allocated percentage of the Earn Out from a sum of $375,000.00. Any PatientCentrix Parties who have not executed this Agreement as of the Effective Date shall be paid their allocated percentage of the Earn Out from a sum of $77,096.00. On the Effective Date, the sum of $25,000.00 shall also be paid to Miele in reimbursement of legal fees incurred by him in connection with the matters which are the subject of this Agreement. Payment pursuant to this paragraph shall be made by the Company by wire transfer of immediately available funds to an account previously specified by such PatientCentrix Party on April 1, 2002. Interest on each payment shall accrue from the Effective Date until April 1, 2002 at a variable rate per annum equal to the "Prime Rate" as published in the Wall Street Journal on the first business day of each month. No interest shall accrue after April 1, 2002, unless the Company fails to pay the amounts owed when due.

                  (b) Miele Options. In further consideration for Miele's release of all of his claims related to the Merger and the Merger Agreement, as of the Effective Date the exercise price of all options to purchase shares of the Company's Common Stock held by Miele shall be reduced to $0.39 per share. All of such options shall be immediately exercisable for a period of one year from the Effective Date and shall expire, if not exercised on or prior thereto, on the first anniversary of the Effective Date. In furtherance of the foregoing, Miele and the Company are hereby simultaneously entering into amendments to the existing options agreements, which amendments are attached hereto as Exhibit B.

                  (c) Board Seat. In further consideration for Miele's release of all of his claims related to the Merger and the Merger Agreement, no later than the Effective Date, the Company shall and shall cause its Board of Directors to take all action necessary to elect Miele as a director of the Company, effective on the date hereof. Miele's term as a director shall expire on the first anniversary of the Effective Date, subject to his earlier death, resignation or removal for cause (as determined in accordance with the Delaware General Corporation Law).

         2. Location of Parties. Miele shall use commercially reasonable efforts to cooperate with the Company in its effort to cause each PatientCentrix Party to become a party to this Agreement; provided, however, that Miele shall not be obligated to incur any expense, make any payment or provide any consideration in connection therewith, other than reasonable expenses in locating and contacting PatientCentrix Parties for which he will be reimbursed by the Company upon demand.

         3. Effective Date. This Agreement shall become effective on the date (the "Effective Date") this Agreement has been executed by the Company and each PatientCentrix Party; provided, however, that if fewer than all of the PatientCentrix Parties have executed this Agreement on or before 5:00 p.m., New York time, on February 28, 2002, the Company shall have the sole and exclusive right, exercisable as described below, to determine whether or not the Agreement becomes effective among the parties who have executed and delivered this Agreement. In the event that the Company wishes to exercise its right to declare the Agreement effective, the Company shall give written notice thereof (by facsimile or overnight courier to the recipient's address as specified in the Company's records or as otherwise noticed to the Company by the recipient) to all PatientCentrix Parties (whether or not they are parties to this Agreement at such time) which notice shall specify a date (which shall be no earlier than two
(2) business days after the date the notice is given) on which the Effective Date is to occur. Any PatientCentrix Party that has not executed the Agreement shall have the right to become a party to this Agreement by executing and delivering to the Company (which delivery may be by facsimile) a counterpart of this Agreement not later than 5:00 p.m., New York time, on the Effective Date established by the Company. If the Effective Date does not occur on or before 5:00 p.m., New York time, on March 13, 2002, this Agreement shall be of no further force and effect. The PatientCentrix Parties becoming parties to this Agreement on or before the Effective Date are hereinafter referred to as the "Settling Parties".

         4.       Confidential Information.

                  (a) The confidentiality and non-competition provisions of the Employment Agreement dated October 31, 2000, between Miele and the Company and that certain Settlement Agreement and Mutual Release dated May 7, 2001, between Miele and the Company and the provisions of the Nondisclosure Inventions Agreement, dated December 18, 1998, by and between Miele and PatientCentrix shall continue to be in full force and effect.

                  (b) The provisions of any employment agreement, confidentiality agreement, invention disclosure agreement, non-competition agreement or other similar agreement entered into by any Settling Party with either the Company or PatientCentrix shall continue to be in full force and effect.

         5.       Mutual Releases; Consents.

                  (a) Each of the Settling Parties agrees that the consideration set forth herein represents settlement in full of all outstanding obligations owed to any of them by Cattarina, the Company, and/or its officers and directors (excluding employment-related obligations owed by the Company to any Settling Party that is currently an employee of or consultant to the Company). Each Settling Party, on behalf of himself or herself and his or her respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns and any person or entity claiming by or through any of the foregoing, hereby fully and forever releases Cattarina, the Company, and or/its officers and directors, their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns and any person or entity claiming by or through any of the foregoing.

                  (b) Each of Cattarina and the Company agrees that the consideration set forth herein represents settlement in full of all outstanding obligations owed to any of them by each of the Settling Parties (excluding employment-related obligations owed to the Company by any Settling Party that is currently an employee of or consultant to the Company). Each of Cattarina and the Company, on behalf of themselves and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns and any person or entity claiming by or through any of the foregoing, hereby fully and forever releases the Settling Parties, their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns and any person or entity claiming by or through any of the foregoing.

                  (c) Each Settling Party (other than Miele) acknowledges that Miele has claims against Cattarina, the Company, and/or its officers and directors that are unique to Miele and that the additional consideration to be received by Miele hereunder in settlement of those claims is fair and appropriate. Accordingly, each Settling Party (other than Miele) hereby irrevocably consents to the consideration to be received by Miele hereunder. Further, each Settling Party (other than Miele), on behalf of himself or herself and his or her respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns and any person or entity claiming by or through any of the foregoing, hereby fully and forever releases Miele, his heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns and any person or entity claiming by or through any of the foregoing.

                  (d) No party hereto shall sue or assert any claims against any other party hereto concerning any claim, duty, obligation or cause of action relating to any matters of any kind, existing now or arising in the future, including without limitation, those claims sounding in breach of contract, tort or fraud, whether presently known or unknown, knowable or unknowable, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred until and including the date of this Agreement, including but not limited to:

                           (i)      any and all claims arising from or related
to the Merger Agreement;

                           (ii)     any and all claims arising from or related
to the Merger of the Company with PatientCentrix;

                           (iii)    any and all claims arising from or related
to the conduct, action or inaction of Eugene Santa Cattarina, individually and/or as an officer and director of the Company;

                           (iv)     any and all claims arising from or related
to the conduct, action or inaction of the Company, its officers or directors or PatientCentrix, its officers, directors and shareholders;

                           (v)      any and all claims arising from or related
to the operation or management of PatientCentrix;

                           (vi)     any and all claims arising from or related
to Miele's consulting relationship with the Company, its officers and directors;

                           (vii)    any and all claims arising from or related
to Miele's service as Shareholders' Representative pursuant to the Merger Agreement;

                           (viii)   any and all claims arising from or related
to the relationship between Miele and any other Settling Party.

                  (e) This release does not extend to any Settling Party's rights to indemnification and exculpation under the Company's Certificate of Incorporation and Bylaws and pursuant to Delaware law or under any applicable director and officer liability insurance policy of the Company or PatientCentrix.

                  (f) This release shall not be construed to absolve or relieve any of the Settling Parties (other than Miele) from performing their respective duties and obligations that arise pursuant to or in connection with such person's current employment, if any, with the Company.

                  (g) The parties agree that, except as set forth in clauses (e) and (f), the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Moreover, this Agreement and release is a supplement to, and does not supercede, the Settlement Agreement and Mutual Release dated May 7, 2001, and the releases set forth therein.

         6. No Pending or Future Lawsuits. The parties represent that no lawsuits, claims, or actions are pending in their respective names, or on behalf of any other person or entity, against any other party or any other person or entity referred to herein. Each party hereto also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against any other party or any other person or entity referred to herein relating to the matters released hereby.

         7. Confidentiality. The parties hereto each agree to use their reasonable best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each party hereto agrees to take commercially reasonable precautions to prevent disclosure of any Settlement Information to third parties. The parties hereto agree to take commercially reasonable precautions to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. Notwithstanding the foregoing, the Company shall be permitted to disclose Settlement Information publicly if, and to the extent, in the reasonable opinion of counsel to the Company, such disclosure is required in accordance with applicable state or federal securities laws, including, without limitation, Regulation FD promulgated by the Securities Exchange Commission.

         8. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other parties hereto.

         9. No Admission of Liability. The parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the parties hereto, or any of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         10. Arbitration. The parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Newark, New Jersey before the American Arbitration Association and its dispute resolution rules, or by a judge to be mutually agreed upon. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.

         11. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Each Settling Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         12. Legal Counsel; No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Each party acknowledges that Lowenstein Sandler PC has acted as counsel only to Miele with respect to this Agreement and the matters which are the subject hereof. Each Settling Party has been advised of his or her right to retain separate counsel with respect hereto and has had the opportunity to discuss this Agreement and the matters which are the subject hereof with counsel of his or her own choosing to the extent he or she desired to do so. No party has relied upon any representations or statements made by any other party hereto which are not specifically set forth in this Agreement.

         13. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. Further, in the event any sub-part of any provision hereof, including but not limited to any portion of the Releases, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remaining sub-parts of that same provision shall continue in full force and effect without said sub-part.

         14. Entire Agreement. This Agreement represents the entire agreement and understanding between the parties with respect to the subject matter hereof.

         15. No Oral Modification. This Agreement may only be amended or modified in a writing signed by the party or parties intended to be bound thereby.

         16. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey.

         17. Counterparts. This Agreement may be executed in counter-parts, and each counterpart shall have the same force and effect as an original and, only if the Effective Date shall occur as provided herein, shall constitute an effective, binding agreement on the part of each of the undersigned.

         18. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

                  (a)      They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.


                                     LANDACORP, INC.



Dated:   February ___, 2002          By:
                                        ---------------------------------------




                                     EUGENE SANTA CATTARINA,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                Eugene Santa Cattarina,


                                     MICHAEL S. MIELE,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                   Michael S. Miele,


                                     CHRISTOPHER C. SYNN,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                 Christopher C. Synn,


                                     JAMES TEIPEL,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                    James Teipel,

                                     RICHARD SWEENEY,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                  Richard Sweeney,


                                     STEPHEN BROOKS,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                    Stephen Brooks,


                                     MARY DEAN,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                       Mary Dean,


                                     IAN DUNCAN,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                      Ian Duncan,


                                     PERCIVAL HERRERO,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                    Percival Herrero

                                     JOHN BURKE,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                     John Burke,


                                     ARTHUR ROBB,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                     Arthur Robb,


                                     ANNE FORBES,



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                     Anne Forbes,


                                     VIRGINIA O'SHEA



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                 Virginia O'Shea


                                     LUCIA EGOAVIL



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                  Lucia Egoavil

                                     THOMAS SWEENEY



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                      Thomas Sweeney


                                     BRADLEY GREEN



Dated:   February ___, 2002          By:
                                        ---------------------------------------
                                                      Bradley Green

EXHIBIT A


                               Allocation Schedule

                                       EXISTING OPTIONS                   COMMON
                         1998 GRANT       1999 GRANT      2000 GRANT       STOCK           TOTAL       % ALLOCATION
Richard Sweeney            125,000        125,000                                          250,000         12.69%
Stephen Brooks                            125,000                                          125,000          6.35%
Michael S. Miele                           40,000           80,000         950,000       1,070,000         54.31%
Mary Dean                                  15,000                                           15,000          0.76%
James W. Tiepel                                            125,000          40,000         165,000          8.38%
Ian Duncan                                                 150,000                         150,000          7.61%
Percival Herrero                                            10,000                          10,000          0.51%
John Burke                                                  60,000                          60,000          3.05%
Arthur Robb                                                 20,000                          20,000          1.02%
Anne Forbes                                                 20,000                          20,000          1.02%
Virginia O'Shea                                              5,000                           5,000          0.25%
Lucia Egoavil                                                5,000                           5,000          0.25%
Thomas Sweeney                                              15,000                          15,000          0.76%
Bradley Green                                               10,000                          10,000          0.51%
Christopher C. Synn                                                         50,000          50,000          2.54%

----------------------------------------------------------------------------------------------------------------------
Totals                     125,000        305,000          500,000         1,040,000     1,970,000           100%
======================================================================================================================

EXHIBIT B


                             [LANDACORP LETTERHEAD]
                                 FEBRUARY, 2002


MICHAEL MIELE
[ADDRESS]


                              RE: OPTION REPRICING
Dear Mr. Miele:

         Reference is made to that certain Settlement Agreement and Mutual Release (the "Settlement Agreement"), dated the date hereof, by and among Landacorp, Inc. ("Landacorp"), you and certain other former shareholders and optionholders of PatientCentrix, Inc., formerly Capitated Disease Management Services, Inc. ("PatientCentrix"). Pursuant to Section 1(b) of the Settlement Agreement, Landacorp has agreed to reduce, to $0.39 per share, the exercise price applicable to all of your options to purchase shares of Landacorp Common Stock (including your PatientCentrix options which were assumed by Landacorp).

         This letter will confirm that the Board of Directors of Landacorp has determined that the new exercise price applicable to all of your existing options to purchase Landacorp Common Stock shall be $0.39 per share. In addition, all such options shall be immediately exercisable for a period of one year from the Effective Date of the Settlement Agreement and shall expire, if not exercised on or prior thereto, one year after the Effective Date of the Settlement Agreement. Such anniversary is hereinafter referred to as the `Expiration Date.' The options shall be exercisable at any time or from time to time on or prior to the Expiration Date notwithstanding any provision of any applicable option plan or option agreement to the contrary. To the extent that any such option plan or option agreement contains any provision which conflicts with the provisions of this letter (including, without limitation, as to the exercisability or expiration of the options), the provisions of this letter shall control.

         Attached hereto as Exhibit 1 is a schedule of your existing options to purchase shares of Landacorp Common Stock, showing the applicable option plan pursuant to which the options were issued, the original grant date, the original exercise price, the new exercise price and the new expiration date. Attached as
Exhibit 2 are the documents that you will need to sign and return to my attention in order to effect the repricing and other changes to the terms of your options.

                                       Sincerely,


                                       Eugene Miller

                                                                       EXHIBIT 1

                   Outstanding Options as of February __, 2002

                                                                                                       New
                                                                                  Original           Exercise
                                           Number of Shares                     Exercise Price       Price Per      Expiration
             Option Plan                  Subject to Option     Grant Date         Per Share           Share           Date
---------------------------------------   ------------------    ----------      ---------------      ----------     -----------
Capitated Disease                        44,500                                 $  1.28              $  0.39         ____/03
Management Services, Inc.
Stock Compensation Program
Capitated Disease                        89,000                                 $  3.19              $  0.39          ____/03
Management Services, Inc.
Stock Compensation Program
Landacorp  Equity Incentive Plan        197,790                                 $  1.50              $  0.39           ____/03

                                                                       EXHIBIT 2


                           AMENDMENT OF STOCK OPTIONS


The undersigned optionee hereby elects to amend each of the following stock options pursuant to the terms set forth in the foregoing letter dated February __, 2002 from Landacorp:

                                          Option #1             Option #2            Option #3
                                          ---------             ---------            ---------
Option Grant Date:                          ______                ______              _______
Number of Shares
 Remaining Unexercised:                     44,500                89,000              197,790
Exercise Price:                            $  0.39               $  0.39             $   0.39

                                  Instructions

         Please set forth above the information required with respect to each outstanding stock option that you wish to amend.

         The undersigned acknowledges receipt of the Company's letter dated February ___, 2002 and the enclosures referenced therein and contained therewith. The undersigned hereby agrees to be bound by all of the terms and conditions of the repricing program as described in said letter, and understands that stock options shall be immediately exercisable for a period of one year from the Effective Date of the Settlement Agreement and shall expire, if not exercised on or prior thereto, one year from the Effective Date of the Settlement Agreement.



                                     -------------------------------------------
                                     Michael Miele

                                     Date:
                                          --------------------------------------